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                                                                    EXHIBIT 10.1



                                    AMENDMENT
                        OCCIDENTAL PETROLEUM CORPORATION
                  SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


The Occidental Petroleum Corporation Senior Executive Supplemental Retirement Plan is hereby amended effective as of January 1, 1998 as follows:

1. Section 1.1 is amended by deleting the words "as amended and restated effective as of January 1, 1996" and inserting in their place the words "as amended and restated effective as of January 1, 1998".

2. Section 4.1 is amended by deleting the word "month" each place where it appears therein and inserting in its place the words "semimonthly processing period".

3. Section 4.2 is amended by deleting the word "monthly" and inserting in its place the word "semimonthly".

4.       Section 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, and 4.10 are redesignated as sections 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, and 4.11, respectively.

5.       A new section 4.4 is inserted immediately after section 4.3 as follows:

         4.4 Allocations Relating to 1988 Deferred Compensation Plan. Effective with the plan year beginning in January 1, 1998, a credit shall be made to the account of each Participant who, in that plan year, is a participant in the 1988 Deferred Compensation Plan. Such credit shall be made irrespective of whether such Participant elects to defer under the 1988 Deferred Compensation Plan all or any part of any bonus to which he might be entitled. Notwithstanding the preceding sentence, no credit shall be made to the account of a Participant who is not an employee of an Employer on the date that any such bonus is awarded. The amount to be allocated in a plan year under this Plan with respect to a Participant shall equal that Participant's applicable percentage multiplied by the amount of the bonus he is entitled to elect to defer for that plan year of the 1988 Deferred Compensation Plan. For the purpose of this section 4.4, the term "applicable percentage" shall mean twelve percent (12%) in the case of a Participant who shall have attained age 35 prior to the end of the plan year of this Plan in which such credit is made and eight percent (8%) in the case of a Participant who shall not have attained age 35 prior to the end of the plan year of this Plan in which such credit is made. The credit described in this section shall be made to the account of each Participant effective as of the date on which he is awarded the bonus he is entitled to defer under the 1988 Deferred Compensation Plan. Notwithstanding the preceding provisions of this section 4.4, no credit shall be made to the account of any Participant with respect to any bonus that the Participant is entitled to elect to defer under the 1988 Deferred Compensation Plan with respect to services performed in 1997.

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6.       Subsection 4.6(a), as redesignated, is amended by deleting the second sentence thereof in its entirety and inserting in its place the following sentence:

         As of the end of each semimonthly processing period, the Administrative Committee shall adjust the balance, if any, of the Participant's account as of the last day of the preceding semimonthly processing period, by multiplying such amount by a number equal to one plus .083% plus the semimonthly yield on 5-year Treasury Constant Maturities for the semimonthly processing period.

7. Subsection 4.6(b), as redesignated, is amended by deleting the word "month" each place where it appears therein and inserting in its place the words "semimonthly processing period".

8. Subsection 4.6(b), as redesignated, is further amended by deleting the reference "section 4.3" and inserting in its place the reference "sections 4.3 and 4.4".

9. Subsection 4.8, as redesignated, is amended by deleting the reference, "section 4.5(a)" and inserting in its place the reference "section 4.6(a)".